EXHIBIT 10.2

Robert Rowe

September 21, 2020

Laurin N. Leonard

1707 N Charles Street, Suite 200A

Baltimore, MD 21201

Re:  Global Boatworks Holdings, Inc.

Dear Ms. Leonard:

This agreement will set forth the terms and conditions pursuant to which Robert Rowe (“Seller”), will sell to Laurin N. Leonard (“Buyer”) 1,000,000 shares of Series A Preferred Stock (the “Preferred Stock”) payable by Global Boatworks Holdings, Inc. (“GBBT”).

1.

Seller will sell to Buyer, and Buyer will purchase from Seller, the Preferred Stock for a purchase price of $1,000 (the “Purchase Price”).  Payment of the Purchase Price shall be made concurrently with the execution of this agreement and Seller delivering the Preferred Stock to the Buyer together with written instructions to GBBT to transfer the Preferred Stock to the Buyer.  The Purchase Price will be paid by check.

2.

Seller represents that the Seller owns the Preferred Stock free and clear of any liens or options, rights or other security or other interests in the Preferred Stock.  Seller agrees and acknowledges that it will have no further interest in the Preferred Stock.

3.

Buyer represents that Buyer is an accredited investor, as defined in Rule 501 of the Securities Act of 1933, that Buyer is acquiring the Preferred Stock for Buyer’s own account and not with a view to the sale or distribution of the Preferred Stock, that Buyer understands that the Preferred Stock is restricted securities, as defined in said Rule 144, and may not be sold except pursuant to an effective registration statement or an exemption from registration and that the Preferred Stock will bear GBBT’s standard investment legend.

4.

This agreement constitutes the entire agreement of the parties as to its subject matter, superseding any prior or contemporaneous agreements, understandings or letter of intent, and may not be amended nor may any right be waived except by an instrument which refers to this agreement, states that it is an amendment or waiver and is signed by both parties in the case of an amendment or the party granting the waiver in the case of a waiver.

Please confirm your agreement with the foregoing by signing this agreement and returning it to the Buyer and copying GBBT.

Very truly yours,

/s/ Robert Rowe

Robert Rowe

AGREED TO this 21st day of September, 2020.

/s/ Laurin N. Leonard

Laurin N. Leonard

ACKNOWLEDGED:

Global Boatworks Holdings, Inc.

By: /s/Robert Rowe

Name: Robert Rowe

Title: CEO